UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2022

American Outdoor Brands, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39366	84-4630928
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 North Route Z, Suite A Columbia, Missouri		65202
(Address of principal executive offices)		(Zip Code)

(800) 338-9585

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 per Share	AOUT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 §CRF 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 6, 2022, Luis G. Marconi was appointed to our Board of Directors. Mr. Marconi, age 55, served in a number of capacities at Hormel Foods for over 22 years from 2000 to 2022, most recently in the role of Group Vice President of the Grocery Products Division from September 2016 until June 2022, and prior to that as Vice President of Marketing, Grocery Products, from 2012 to 2016. Mr. Marconi began his career with The Quaker Oats Company in 1988, where he served for nearly ten years in several marketing positions for the company’s Andean Region. He served as board member of MegaMex Foods, LLC, the Hormel Joint Venture with Herdez Del Fuerte Mexico, from 2012 until 2021. He also served as board member of other Hormel related Joint Ventures, such as Carapelli LLC from 2007 until 2009, and Hormel Cinta Azul LLC from 2001 until 2005. Mr. Marconi also served on the boards for the non-for-profits Welcome Center, from 2019 to 2022, and the University of Wisconsin International Business Program, from 2007 to 2008. Our Board of Directors believes that Mr. Marconi’s extensive leadership experience, including over 34 years leading and growing consumer brands in the United States and Latin America, combined with his depth in strategy, mergers and acquisitions, joint ventures, and board governance, provide the requisite qualifications, skills, perspectives, and experience that make him well qualified to serve on our Board of Directors.

Mr. Marconi graduated from Pontifical Xaverian University in Colombia with a Bachelor of Science degree in Industrial Engineering and received his MBA from Icesi University. He is also a graduate of the University of Minnesota Carlson School of Management Executive Program.

There are no arrangements or understandings between Mr. Marconi and any other person pursuant to which Mr. Marconi was selected as a director. There are no transactions involving Mr. Marconi that would be required to be reported under Item 404(a) of Regulation S-K.

On June 7, 2022, we issued a press release announcing Mr. Marconi’s appointment to our Board of Directors.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 5.02.

Item 9.01.Financial Statements and Exhibits.

(d)Exhibits.

Exhibit Number	Description

99.1	Press release from the Registrant, dated June 7, 2022, entitled “Luis G. Marconi Joins Board of American Outdoor Brands”
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN OUTDOOR BRANDS, INC.

Date: June 7, 2022	By:	/s/ H. Andrew Fulmer
H. Andrew Fulmer
Executive Vice President, Chief Financial Officer, and Treasurer